MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


June 26, 2002

Board of Directors
Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey  08630

         RE:      Registration Statement on Form S-8:
                  ----------------------------------
                  Sun Bancorp, Inc. 2002 Stock Option Plan
                  Sun Bancorp, Inc. Amended and Restated 1997 Stock Option Plan

Ladies and Gentlemen:

         We have acted as special counsel to Sun Bancorp, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 1,984,343 shares of common stock, par value $1.00 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 787,500 shares of Common Stock granted or which may be granted under the Sun Bancorp, Inc. 2002 Stock Option Plan and (ii) for 1,196,843 shares of Common Stock granted or which may be granted under the Sun Bancorp, Inc. Amended and Restated 1997 Stock Option Plan (collectively the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Sincerely,


                                               /s/Malizia Spidi & Fisch, PC

                                               Malizia Spidi & Fisch, PC